Exhibit 99.1

Blackstar Orbital Technologies, an innovative developer of advanced reusable spacecraft announces the signing of a definitive agreement to go public via a business combination with Pono Capital Four, a Nasdaq listed company.

Cayman Islands and Space Coast, Florida, Aug. 06, 2026 (GLOBE NEWSWIRE) -- Pono Capital Four, Inc. (NASDAQ: PONO, PONOU and PONOR), a special purpose acquisition company (“Pono”), has announced the execution of a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Blackstar Orbital Technologies Corporation, a Delaware corporation (“Blackstar Orbital”). Pursuant to the Merger Agreement, it is intended that Blackstar Orbital will merge with Pono Four Merger Sub, Inc., a wholly owned subsidiary of Pono, with Blackstar Orbital continuing as the surviving corporation as a wholly owned subsidiary of Pono. Stockholders of Blackstar Orbital will receive shares of Common Stock of Pono (the “Merger”). In connection with the Merger, it is expected that Blackstar Orbital Technologies Corporation will remain as the name of the wholly owned subsidiary and that Pono will then change its name to “Blackstar Orbital Corporation”.

Pono and Blackstar Orbital believe that, if consummated, the Merger will promote the expansion of Blackstar Orbital’s business globally, as Blackstar Orbital will be better positioned to become the global leader in the premium orbital down mass and advanced high-performance satellite market.

Blackstar Orbital is developing SpaceDrone™, a reusable orbital spacecraft platform designed to launch aboard existing rockets as a conventional payload, conduct missions in low Earth orbit, carry mission payloads back from orbit, and land on a runway for recovery and reuse. By integrating orbital operations, payload return and runway recovery into a single platform, Blackstar Orbital intends to enable more responsive, repeatable and flexible space missions for government and commercial customers.

“Today’s satellites are generally designed without a return path. Blackstar Orbital is developing a spacecraft platform built around recovery, reuse and reflight,” said Christopher Jannette, President and CEO of Blackstar Orbital. “SpaceDrone is designed to launch aboard existing rockets, operate in low Earth orbit, return mission payloads to Earth and land on a runway. We believe this transaction will accelerate our path toward making repeatable access to and return from orbit a practical capability for government and commercial customers.”

Blackstar Orbital has been awarded approximately $1.9 million in cumulative U.S. government research and development funding, including awards through SpaceWERX, the innovation arm of the U.S. Space Force, to advance the design, testing and maturation of its reusable spacecraft platform. The company has secured over $120 million in signed commercial LOIs from an expansive range of customers from in orbit servicing to in space compute.

“We believe Blackstar Orbital’s approach to deploying and relaunching hypersonic satellites will help drive the space economy through greater efficiency and turnaround times.” said Dustin Shindo, CEO of Pono.

According to the Satellite Industry Association’s 2026 State of the Satellite Industry Report, the commercial satellite industry generated $303 billion in revenue in 2025 and accounted for 71 percent of the $429 billion global space economy. The report also found that a record 4,434 satellites were deployed into Earth orbit during 2025, a 65 percent increase over 2024, demonstrating the scale and continued growth of the broader commercial space sector that Blackstar Orbital intends to serve.

Transaction Overview

The transaction values Blackstar Orbital at $380 million. The cash proceeds raised in the transaction, after any redemptions and payment of transaction expenses, are currently anticipated to be used for the further development of the Blackstar Orbital technology and for general company operating purposes.

The boards of directors of Pono and Blackstar Orbital have unanimously approved the Merger Agreement and the proposed transactions. The closing of the Merger and related transactions are subject to approval by Pono shareholders and Blackstar Orbital’s stockholders and are also subject to other customary closing conditions. It is currently expected that the transaction will close in the first quarter of 2027, assuming such closing conditions are met.

About Blackstar Orbital

Blackstar Orbital Technologies Corporation is developing reusable orbital spacecraft designed to launch aboard existing rockets as conventional payloads, operate in low Earth orbit, return mission payloads to Earth, and land on a runway for recovery and reuse. Its flagship SpaceDrone™ platform is intended to provide government and commercial customers with responsive, repeatable access to orbit and the ability to recover high-value payloads, technologies, and materials from space. Blackstar Orbital is headquartered on Florida’s Space Coast.

Official site: www.blackstarorbital.com

About Pono Capital Four, Inc.

Pono is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Pono’s units started trading on the Nasdaq Global Market on March 13, 2026 under the ticker symbol “PONOU”. The Class A ordinary shares trade under the symbol “PONO” and the rights under the symbol “PONOR”, respectively.

Advisors

Loeb & Loeb LLP is acting as US legal counsel to Pono in the transaction and Appleby is acting as Cayman counsel to Pono in the transaction. Greenspoon Marder LLP is acting as US legal counsel to Blackstar Orbital in the transaction. D. Boral Capital LLC is serving as M&A Advisor to Blackstar Orbital.

Important Information About the Proposed Merger and Where to Find It

This press release relates to a proposed business combination transaction (the Merger) among the parties referred to above and herein as the Merger. A full description of the terms of the Merger will be provided in a proxy statement of Pono with respect to the solicitation of proxies for the special meeting of shareholders of Pono to vote on the Merger (the “Proxy Statement”). This communication is not intended to be, and is not, a substitute for the Proxy Statement or any other document Pono has filed or may file with the Securities and Exchange Commission (“SEC”) in connection with the proposed transactions. Each of Blackstar Orbital and Pono urges its investors, stockholders and other interested persons to read, when available, the Proxy Statement as well as other documents filed with the SEC because these documents will contain important information about Blackstar Orbital, Pono, and the Merger. A definitive proxy statement will be mailed to shareholders of Pono as of a record date to be established for voting on the Merger. Before making any voting or investment decision, investors, and shareholders of Pono are urged to carefully read the entire Proxy Statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Merger. Once available, Pono shareholders and other interested persons will also be able to obtain a copy of the Proxy Statement, and other documents filed with the SEC, without charge, by directing a request to: Pono Capital Four, Inc., Suite 210, 2nd Floor Windward III, Regatta Office Park, PO Box 500 Grand Cayman, Cayman Islands KY-1106, (206) 923-9234, or on the SEC’s website at www.sec.gov.

Participants in Solicitation

Blackstar Orbital and Pono, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Pono’s shareholders in respect of the proposed Merger. Information about the directors and executive officers of Pono and their ownership is set forth in Pono’s filings with the SEC, including its prospectus relating to its initial public offering, which was filed with the SEC on March 13, 2026. Pono’s shareholders and other interested persons may obtain more detailed information about the names and interests of the directors and officers of Blackstar Orbital and Pono in the Merger will be set forth in Pono’s filings with the SEC, including, when filed with the SEC, the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents filed with the SEC. These documents can be obtained free of charge from the sources specified above and at the SEC’s web site at www.sec.gov.

This press release does not contain all the information that should be considered concerning the Merger and is not intended to form the basis of any investment decision or any other decision in respect of the Merger. Before making any voting or investment decision, investors and security holders are urged to read the Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Merger as they become available because they will contain important information about the proposed Merger.

No Offer of Solicitation

This press release will not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Merger. This press release will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended, or an exemption therefrom.

Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed Merger. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the price of Pono’s securities; (ii) the failure to satisfy the conditions to the consummation of the Merger, including the approval of the merger agreement by the shareholders of Pono; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) the outcome of any legal proceedings that may be instituted against any of the parties to the merger agreement following the announcement of the entry into the merger agreement and proposed Merger; (v) redemptions exceeding anticipated levels or the failure to meet The Nasdaq Global Market’s initial listing standards in connection with the consummation of the proposed Merger; (vi) the effect of the announcement or pendency of the proposed Merger on Blackstar Orbital’s business relationships, operating results and business generally; (vii) risks that the proposed Merger disrupts the current plans of Blackstar Orbital; (viii) changes in the markets in which Blackstar Orbital compete, including with respect to its competitive landscape, technology evolution or regulatory changes; (ix) the risk that Pono and Blackstar Orbital will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (x) the ability of the parties to recognize the benefits of the merger agreement and the Merger; (xi) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (xii) statements regarding Blackstar Orbital’s industry and market size; (xiii) financial condition and performance of Blackstar Orbital and Pono, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the Merger, potential level of redemptions of Pono’s public shareholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Blackstar Orbital; and (xiv) those factors discussed in Pono’s filings with the SEC and that that will be contained in the Proxy Statement relating to the Merger. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the Proxy Statement and other documents to be filed by Pono from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while Blackstar Orbital and Pono may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law. None of Blackstar Orbital or Pono gives any assurance that Blackstar Orbital and Pono will achieve their respective expectations.

Contacts

Pono Capital Four, Inc.

Inquiries (PR):

Suite 210, 2nd Floor Windward III, Regatta Office Park, PO Box 500

Grand Cayman, Cayman Islands KY-1106

Phone: (206) 923-9234

info@ponocorp.com

Blackstar Orbital

Inquiries (PR):

323 S. Washington Ave STE 1

Titusville, FL 32796

Phone: (321) 496-3377
info@blackstarorbital.com

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